QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statements on Form S-3 (No. 333-66843, No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956, No. 333-108973, No. 333-121891, No. 333-130510 and No. 333-156539) and in the related Prospectuses of Depomed, Inc.,

  2)
  Registration Statements on Form S-8 (No. 333-66923, No. 333-85419, No. 333-54982, No. 333-101796 and No. 333-105994) pertaining to the 1995 Stock Option Plan, as amended, of Depomed, Inc.,

  3)
  Registration Statement on Form S-8 (No. 333-116697, No. 333-145291 and No. 333-156538) pertaining to the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan of Depomed, Inc.,

of our reports dated March 8, 2010, with respect to the financial statements and schedule of Depomed, Inc. and the effectiveness of internal control over financial reporting of Depomed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

                      /s/ Ernst & Young LLP

Palo Alto, California
March 8, 2010

QuickLinks

  Exhibit 23.1